FIRST AMENDMENT TO CREDIT AGREEMENT

         This FIRST AMENDMENT TO CREDIT AGREEMENT (this "First Amendment"), dated as of March __, 2000, between Oregon Steel Mills, Inc., a Delaware corporation (the "Borrower"), and the lender party hereto ("Lender").

                                   WITNESSETH:

         WHEREAS, the Borrower and Lender are parties to a Credit Agreement, dated as of June 11, 1999 (the "Existing Credit Agreement"); and

         WHEREAS, the Borrower has requested that certain amendments be made to the Existing Credit Agreement; and

         WHEREAS, the Lender is willing to make certain amendments to the Existing Credit Agreement on the terms and conditions hereinafter provided;

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this First Amendment, the parties agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

     1.1   Certain Definitions.  The following terms (whether or not
           -------------------
underscored) when used in this First Amendment shall have the following meanings:

         "Amended Credit Agreement" shall mean the Existing Credit Agreement as amended by this First Amendment.

         "First Amendment Effective Date" shall have the meaning provided in
Section 4.1.

     1.2   Other Definitions.  Unless otherwise defined or the context
           -----------------
otherwise requires, terms used in this First Amendment have the meanings provided for in the Existing Credit Agreement.

                                   ARTICLE 2

                     AMENDMENTS TO EXISTING CREDIT AGREEMENT

         Effective on the First Amendment Effective Date, the Existing Credit Agreement is amended in accordance with the terms of this Article 2; except as so amended, the Existing Credit Agreement shall continue to remain in all respects in full force and effect.

1 - FIRST AMENDMENT

     2.1    Amendments to Section 1.1.
            -------------------------

            2.1.1 The definitions of the terms "Applicable Margin" and "Commitment Fee Rate" appearing in Section 1.1 of the Existing Credit Agreement are amended and restated in their entirety to read as follows:

            "Applicable Margin" and "Commitment Fee Rate" means, in the
             -----------------       -------------------
case of any Loan or commitment fee, a rate per annum determined by reference to the Leverage Ratio as of the last day of the most recently ended Fiscal Quarter, as follows:


                                                                   Reserve
                                                                   Adjusted
                                                                     LIBO
                                  Leverage Ratio                    Margin       Base Rate Margin    Commitment Fee
                                  --------------                   --------      ----------------    --------------


                 less than or equal to 1.75 to 1.00                 1.25%              0%                .30%

                 greater than 1.75 to 1.00 but less than or         1.50%              0%                .375%
                 equal to 2.25 to 1.00

                 greater than 2.25 to 1.00 but less than or         1.75%             .25%               .375%
                 equal to 3.00 to 1.00

                 greater than 3.00 to 1.00 but less than or         2.00%             .50%               .50%
                 equal to 3.50 to 1.00

                 greater than 3.50 to 1.00 but less than or         2.50%            1.00%               .50%
                 equal to 4.00 to 1.00

                 greater than 4.0 to 1.00 but less than or          2.75%            1.25%               .50%
                 equal to 4.5 to 1.00

                 greater than 4.5 to 1.00 but less than or          3.00%            1.50%               .50%
                 equal to 5.00 to 1.00

                 greater than 5.00 to 1.00                          3.25%            1.75%               .50%



         The Applicable Margin shall be based on the Leverage Ratio as set forth in the most recent Compliance Certificate, and shall be effective from and including the date the Lender receives such Compliance Certificate to but excluding the date on which the Lender receives the next Compliance Certificate; provided, however, that if Lender does not receive a Compliance Certificate by
--------  -------
the date required by Section 7.1.1(c), the Applicable Margin shall, effective as
                     ---------------
of such date, increase by one level to but excluding the date Lender receives such Compliance Certificate. Subject to the foregoing proviso, from the First Amendment Effective Date until the date on which Lender has received a Compliance Certificate for the quarter ended September 30,

2 - FIRST AMENDMENT

2000, the Borrower's Reserve Adjusted LIBO Margin, Base Rate Margin and Commitment Fee will be 3.00%, 1.50% and .625%, respectively.

     2.2    Amendments to Section 4.9.
            -------------------------

     Section 4.9 of the Existing Credit Agreement is amended by deleting the following words from the first sentence:

     "; provided, that the Borrower may use proceeds of Borrowings under this Agreement and of borrowings under Loans permitted by Section 7.2.2(b) to pay, refinance or refund no more than $25,000,000 of other senior Indebtedness; provided, further, however, that so long as the Borrower's Leverage Ratio, tested on a rolling four quarter basis, shall be equal to or less than 2.50 to 1.00, the Borrower may use such proceeds to pay, refinance or refund up to an additional $10,000,000 of other senior Indebtedness (i.e. $35,000,000 in the aggregate)".

     2.3    Amendments to Section 7.1.1(j).
            ------------------------------

     Section 7.1.1(j) of the Existing Credit Agreement is amended and restated in its entirety to read as follows:

            (j) (1) as soon as available and in any event within 30 days after the commencement of each Fiscal Quarter and 60 days after the commencement of each Fiscal Year, a consolidated financial forecast for the Borrower and its Subsidiaries for the twelve month period commencing with such Fiscal Quarter or for such Fiscal Year; and (2) within five
     (5) Business Days of the Borrower's delivery of the financial forecasts to the Lender, the Borrower will hold a Lender conference call to discuss the prior Fiscal Quarter results and the latest 12-month forecast.

     2.4    Amendments to Section 7.1.9.
            ----------------------------

     A new Section 7.1.9 is added to the Existing Credit Agreement to read as follows:

            Section 7.1.9 Collateral Audit. As soon as can be reasonably
                          ----------------
      arranged and in any event no later than May 15, 2000, the Borrower will arrange for a Collateral audit, the scope of such audit and the independent accounting firm to perform the audit to be to the satisfaction of the Lender and the written report of such audit shall be delivered to the Lender and other Section 7.2.2(b) Lenders no later than 30 days after the completion of the written report.

3 - FIRST AMENDMENT

       2.5  Amendments to Section 7.2.4(b).
            ------------------------------

         Section 7.2.4(b) of the Existing Credit Agreement is amended and restated in its entirety to read as follows:

                  Its Interest Coverage Ratio, tested on a rolling four quarter basis, to be less than the specified ratio as of the end of any of the following Fiscal Quarters:


                  Fiscal Quarter               Minimum Interest Coverage Ratio
                  --------------               -------------------------------

                  March 31, 2000                         2.10 to 1.00

                  June 30, 2000                          1.87 to 1.00

                September 30, 2000                       1.67 to 1.00

                December 31, 2000                        1.94 to 1.00

          March 31, 2001 and thereafter                  2.50 to 1.00


       2.6  Amendments to Section 7.2.4(d).
            ------------------------------

         Section 7.2.4(d) of the Existing Credit Agreement is amended and restated in its entirety to read as follows:

            Its Leverage Ratio, tested on a rolling four quarter basis, to be greater than the specified ratio as of the end of any of the following Fiscal Quarters:


                     Fiscal Quarter                 Maximum Leverage Ratio
                     --------------                 ----------------------

                     March 31, 2000                      4.00 to 1.00

                     June 30, 2000                       4.75 to 1.00

                   September 30, 2000                    5.50 to 1.00

                   December 31, 2000                     4.50 to 1.00

             March 31, 2001 and thereafter               3.00 to 1.00



4 - FIRST AMENDMENT

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

                  In order to induce the Lender to make the amendments provided for in Article 2, the Borrower (a) represents and warrants, that, immediately after giving effect to the provisions of this First Amendment, each of the representations and warranties contained in the Existing Credit Agreement and the other Loan Documents is true and correct as of the date hereof as if made on the date hereof (except, if any such representation or warranty relates to an earlier date, such representation and warranty shall be true and correct in all material respects as of such earlier date) and no Default has occurred and is continuing and (b) agrees that the incorrectness in any material respect of any representation and warranty contained in the preceding clause (a) shall constitute an immediate Event of Default.

                                   ARTICLE 4

                           CONDITIONS TO EFFECTIVENESS

     4.1  Effective Date. This First Amendment shall become effective on the
          --------------
date (the "First Amendment Effective Date") when the conditions set forth in this Section 4.1 have been satisfied.

          4.1.1 Execution of Counterparts. The Lender shall have received
                -------------------------
(a) counterparts of this First Amendment duly executed and delivered on behalf of the Borrower and the Lender; and (b) identical counterparts of the First Amendment duly executed and delivered on behalf of the Borrower and each
Section 7.2.2(b) Lender.

          4.1.2  Amendment Fee.  The Borrower shall have made payment to Lender
                 -------------
of an amendment fee in an amount equal to .30% of the Lender's Revolving Loan Commitment Amount.

          4.1.3 Legal Details, etc. All documents executed or submitted pursuant
                -------------------
to this First Amendment, and all matters incident thereto, shall be satisfactory in form and substance to the Lender and its counsel.

     4.2  Expiration. If all of the conditions set forth in Section 4.1 hereof
          ----------
shall not have been satisfied on or prior to March 31, 2000, the agreements of the parties contained in this First Amendment shall, unless otherwise agreed by the Lender, terminate effective immediately on such date and without further action.

                                   ARTICLE 5

                                  MISCELLANEOUS

     5.1  Loan Document Pursuant to Existing Credit Agreement. This First
          ---------------------------------------------------
Amendment is a Loan Document executed pursuant to the Existing Credit Agreement. Except as expressly

5 - FIRST AMENDMENT
amended or waived in the First Amendment, all of the representations, warranties, terms, covenants and conditions contained in the Existing Credit Agreement and each other Loan Documents shall remain unamended and in full force and effect. The amendments set forth in the First Amendment shall be limited precisely as provided for in this First Amendment and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provisions of the Existing Credit Agreement or of any term or provision of any other Loan Document or of any transaction or further or future consent on the part of the Borrower or any of its Subsidiaries or which would require the consent of the Lender under the Existing Credit Agreement or any other Loan Document.

     5.2  Counterparts, etc. This First Amendment may be executed by the parties
          ------------------
hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

     5.3  Governing Law.  This First Amendment shall be deemed to be a contract
          -------------
made under and governed by the internal laws of the State of New York.


6 - FIRST AMENDMENT

         IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed by their respective officers hereunto duly authorized as of the day and year first above written.

                                     OREGON STEEL MILLS, INC.



                                     By:      /s/ Jeff S. Stewart
                                        -------------------------
                                     Name:  Jeff S. Stewart
                                     Title:  Corporate Controller

                                     LENDER:

                                     By: *
                                        ---------------------------------------
                                     Name: *
                                          -------------------------------------
                                     Title: *
                                           ------------------------------------

*  CONFIDENTIAL TREATMENT REQUESTED



7 - FIRST AMENDMENT